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                                  EXHIBIT 99.1

                             JOINT FILING AGREEMENT

                  We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Dated:  April 5, 2000.
                                   VULCAN VENTURES INCORPORATED

                                   By:         /s/ William D. Savoy
                                     -------------------------------------------
                                          William D. Savoy, Vice President


                                                       *
                                   ---------------------------------------------
                                   Paul G. Allen

                                  *By:        /s/ William D. Savoy
                                      ------------------------------------------
                                   William D. Savoy as Attorney-in Fact for
                                   Paul G. Allen pursuant to a Power of
                                   Attorney filed on August 30, 1999, with the
                                   Schedule 13G of Vulcan Ventures Incorporated
                                   and Paul G. Allen for Pathogenesis, Inc. and
                                   incorporated herein by reference.